                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated April 30, 1999, on the financial statements of Linemen, Inc. dba California Communications (a C corporation) included in this Form 8-K, into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449), previously filed
Registration Statement on Form S-4 (File No. 333-75139) and on previously filed Post Effective Amendment No. 5 to Form S-1 on Form S-4 (File No. 333-50031).


                                         /s/ S. J. GALLINA & CO., LLP


S. J. Gallina & Co., LLP
Sacramento, California
May 4, 1999